Exhibit 4.21

EXECUTION VERSION

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

UNDERWRITING AGREEMENT

October 17, 2018

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005, United States

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010, United States

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA England

as Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

Studio City International Holdings Limited (the “Company”), a Cayman Islands exempted company with limited liability, proposes to issue and sell to the several Underwriters named in Schedule A attached hereto (the “Underwriters”), of whom you act as the Representatives, an aggregate of 28,750,000 American Depositary Shares (“ADSs”), each representing four Class A ordinary shares, par value US$0.0001 per share, of the Company (each an “Ordinary Share”). The 28,750,000 ADSs to be sold by the Company are collectively called the “Firm ADSs.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 4,312,500 ADSs. The additional 4,312,500 ADSs to be sold by the Company pursuant to such option are collectively called the “Optional ADSs”. The Firm ADSs and, if and to the extent such option is exercised, the Optional ADSs are collectively called the “Offered ADSs.” The Ordinary Shares represented by the Firm ADSs and the Ordinary Shares represented by the Optional ADSs are hereinafter collectively called the “Shares.” Unless the context otherwise requires, each reference to the Offered ADSs herein also includes the Shares.

As provided in Section 1 hereof, the Underwriters will take delivery of the Shares in the form of ADSs. The ADSs shall be evidenced by American Depositary Receipts (the “ADRs”) issued pursuant to a Deposit Agreement dated as of October 17, 2018 (the “Deposit Agreement”) among the Company, Deustche Bank Trust Company Americas, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each ADS will initially represent the right to receive four Ordinary Shares deposited pursuant to the Deposit Agreement.

EXECUTION VERSION

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-227232) under the Act, including a prospectus, relating to the ADSs. Such registration statement has become effective under the Act. The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Offered ADSs (the “Form 8-A Registration Statement”).

The Company has prepared and filed with the Commission under the Act a registration statement on Form F-6 (File No. 333-227759). As used in this Agreement, “F-6 Registration Statement” means such registration statement on Form F-6, as amended at the time it became effective under the Act, including all exhibits thereto.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A under the Act, to be part of the registration statement at the Effective Time and (iii) any registration statement filed to register the offer and sale of ADSs pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters, copies of one or more preliminary prospectus, relating to the Offered ADSs. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Offered ADSs, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof and that is also a day on which the Commission is open for business (or such earlier time as may be required under the Act) in the form furnished by the Company to you for use by the Underwriters in connection with the offering of the Offered ADSs.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Offered ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Offered ADSs by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

EXECUTION VERSION

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Offered ADSs, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Pre-Pricing Prospectus immediately prior to the Applicable Time and all Permitted Free Writing Prospectuses issued at or prior to the Applicable Time, if any, considered together. “Applicable Time,” as used herein, means 8:00 P.M., New York City time, on October 17, 2018.

In connection with the offering contemplated by this Agreement, the Company has entered into or will enter into, among other things, (i) an implementation agreement (the “Implementation Agreement”) with MCE Cotai Investments Limited, Melco Resorts & Entertainment Limited, New Cotai, LLC and MSC Cotai Limited (“MSC Cotai,” and together with the Company, the “Company Parties”) and the joinder thereto (the “Joinder to Implementation Agreement”), (ii) a transfer agreement with MSC Cotai (the “Transfer Agreement”), (iii) a participation agreement with New Cotai, LLC and MSC Cotai (the “Participation Agreement”), (iv) a share exchange agreement with New Cotai, LLC (“the Share Exchange Agreement”), and (v) various documents in order to effectuate the re-domiciliation of the Company by way of continuation as an exempted company incorporated with limited liability under the Cayman Islands (the “Continuation Documents” and collectively, the “Reorganization Documents”). Prior to the Closing Date (as defined below), the Company and MSC Cotai will complete the reorganization transactions contemplated by the Reorganization Documents as described in “Corporate History and Organizational Structure” of the Registration Statement, the Disclosure Package and the Prospectus (the “Reorganization Transactions”).

As used in this Agreement, “business day” shall mean a day on which the NYSE Global Market (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase.

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company (i) the respective number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A attached hereto at the Public Offering Price (as defined below), which will be allocated and resold by the Underwriters to MCE Cotai Investments Limited and certain affiliates of New Cotai, LLC (the “Sponsor Firm ADSs”), and (ii) the respective number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A attached hereto (the “Public Firm ADSs”) at the Public Offering Price less an underwriting commission in the amount of US$0.875 per ADS. In addition, the Company agrees to pay the Underwriters, as a structuring fee, a total amount of US$3,773,438 (the “Structuring Fee”) in consideration of their services relating to the public offering, which fee shall be allocated among the Underwriters pro rata based on the respective numbers of Public Firm ADSs set forth opposite their names in Schedule A attached hereto.

EXECUTION VERSION

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Optional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,312,500 Optional ADSs at the Public Offering Price, provided, however, that the amount paid by the Underwriters for any Optional ADSs shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the ADSs but not payable on such Optional ADSs. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Optional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Optional ADSs may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Offered ADSs.On each day, if any, that Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Optional ADSs to be purchased on such Option Closing Date as the number of ADSs set forth in Schedule A attached hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

2. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the ADSs are to be offered to the public initially at US$12.5 per ADS (the “Public Offering Price”).

3. Payment and Delivery. Payment of the purchase price for the Firm ADSs, after deducting the Structuring Fee, shall be made by the Underwriters to the Company in U.S. dollars in immediately available funds by wire transfer to an account specified by the Company to the Underwriters at least 48 hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on October 22, 2018, or at such other time on the same or such other date as shall be agreed upon by the Company and you in writing; provided that such date is a business day and a day on which commercial banks in the United States and the Cayman Islands are not legally obliged or authorized to close. The time and date of such payment are hereinafter referred to as the “Closing Date.”

EXECUTION VERSION

Payment of the purchase price for any Optional ADSs shall be made by the Underwriters to the Company in U.S. dollars in immediately available funds by wire transfer to an account specified by the Company to the Underwriters at least 48 hours in advance of such payment against delivery of such Optional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 1(b) or at such other time on the same or on such other date as shall be agreed upon by the Company and you in writing; provided that such date is a business day and a day on which commercial banks in the United States and the Cayman Islands are not legally obliged or authorized to close. The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

Delivery of the ADSs shall be made by or on behalf of the Company through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters, against confirmation of payment of the purchase price by the Underwriters in U.S. dollars in immediately available funds by wire transfer to an account specified by the Company at least 48 hours prior to the time of such delivery. Such delivery shall be made on the Closing Date or the Option Closing Date, as the case may be.

The Firm ADSs and Optional ADSs shall be registered in such names and in such denominations as the Underwriters shall request in writing not later than two full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Optional ADSs shall be delivered to the Underwriters on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the purchase price therefor.

4. Representations and Warranties of the Company Parties. Each of the Company Parties hereby jointly and severally represents and warrants to, and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. (i) The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of the Offered ADSs pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the Public Offering Price; (ii) the Offered ADSs have been or will be duly registered under the Act pursuant to the Registration Statement; (iii) as of the date hereof and as of each Closing Date and Option Closing Date, no stop order of the Commission preventing or suspending the use of any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been or will have been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; and the Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act;

EXECUTION VERSION

(b) Compliance with Securities Law: (i) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Applicable Time, the Closing Date and the Option Closing Date, will comply, in all material respects, with the requirements of the Act; (ii) the Registration Statement did not, as of the Effective Time, the Closing Date and the Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects, with the requirements of the Act; (iii) the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Prospectus, as amended or supplemented (as the case may be), as of the date that it is filed with the Commission, the Closing Date and the Option Closing Date (a) will comply, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and (b) did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (“Other Information”); and (v) the F-6 Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the F-6 Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Offered ADSs has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the F-6 Registration Statement and any post-effective amendment thereto, the F-6 Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, however, that the Company makes no representation or warranty with respect to any Other Information;

EXECUTION VERSION

(c) Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164, 405 and 433 under the Act with respect to the offering of the Offered ADSs contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433(h) under the Act), related to the offering of the Offered ADSs contemplated hereby is solely the property of the Company; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule B attached hereto, and bona fide electronic road shows (as defined in Rule 433(h)(5) under the Act), if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. As of the time of each sale of the Offered ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectus, when considered together with the Pre-Pricing Prospectus, as amended up to the date of such, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any Other Information;

(d) Good Standing. The Company and each of its Subsidiaries (each a “Subsidiary” and together the “Subsidiaries”) as identified on Schedule C attached hereto has been duly incorporated and is validly existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into, execute and perform its obligations under this Agreement and the Deposit Agreement, and is duly qualified to do business as a foreign corporation (where such concept is applicable) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in such jurisdiction would not, individually or collectively, have a material adverse effect on the condition (financial or otherwise), business, properties, business prospects or results of operations of the Company and its Subsidiaries taken as a whole or the performance of the Company’s obligations under this Agreement or under the Deposit Agreement (a “Material Adverse Effect”); the Company owns all of the issued and outstanding share capital of each of the Subsidiaries in the amount and as set forth in the Registration Statement, the Disclosure Package and the Prospectus; other than the share capital of the Subsidiaries, the Company does not own, directly or indirectly, any shares or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity;

EXECUTION VERSION

(e) Share Capital. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); all of the shares of the Company and each of the Subsidiaries outstanding prior to the issuance of ADSs have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first-refusal or similar right;

(f) Offered ADSs. The Offered ADSs have been duly and validly authorized and (A) (i) upon delivery by the Depositary of the Offered ADSs against deposit of the Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and (ii) upon issuance and delivery by the Company of the Shares, in each case, and (B) upon payment by the Underwriters for the Offered ADSs evidenced thereby in accordance with the provisions of this Agreement, such Offered ADSs will be duly and validly issued fully paid and non-assessable, and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and the Underwriters will acquire valid and marketable title to such Offered ADSs free and clear of any claim, lien, encumbrance, security interest, community property right or other defect in title; the Offered ADSs conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no limitations on the rights of holders of ADSs to hold or vote or transfer their respective securities (except for limitations under securities laws applicable to control securities);

(g) Authorization of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company;

(h) Reorganization. Each of the Reorganization Documents to which the Company or MSC Cotai is or will be a party has been duly and validly authorized by the Company and MSC Cotai, as the case may be, and when executed and delivered by the Company and MSC Cotai, as the case may be (assuming due authorization, execution and delivery by the other parties hereto and thereto), constitute valid and binding obligations of the Company and MSC Cotai, as the case may be, enforceable against such party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; the descriptions of the Reorganization Transactions as set forth in the Registration Statement, the Disclosure Package or the Prospectus are complete, true and accurate in all material respects; and the execution, delivery and performance of the Reorganization Documents and the consummation of the Reorganization Transactions will not contravene any applicable law, rule or regulation of Macau;

EXECUTION VERSION

(i) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and upon due issuance by the Depositary of ADRs evidencing the Offered ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, the holders of Offered ADSs will be entitled subject to the terms and provisions of the Deposit Agreement to all the rights specified in the Offered ADSs and in the Deposit Agreement; the Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

(j) Due Authorization of Registration Statements. The Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Free Writing Prospectus and the filing of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Free Writing Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(k) Listing. The Offered ADSs have been approved for listing on the NYSE, subject only to official notice of issuance;

(l) Registration Rights; Lock-up Letters. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs registered pursuant to the Registration Statement. Each shareholder of the Company has furnished to the Underwriters on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto;

(m) Other Shareholders’ Rights. The issuance and sale of the Offered ADSs by the Company and the deposit of the Shares with the Depositary and the issuance of the ADRs evidencing the Shares as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company to have any right to acquire any securities of the Company nor (ii) trigger any anti-dilution rights of any such holder with respect to such Shares, ADSs, securities, options, warrants or rights;

EXECUTION VERSION

(n) No Consent Required. No consent, approval, or order of, clearance by, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange), or approval of the shareholders of the Company, is required to be obtained or made by the Company or any of its Subsidiaries for the performance by the Company of its obligations under this Agreement and the Deposit Agreement except (A) such as have been obtained and made under the Act or the rules and regulations thereunder by the blue sky or similar laws of any jurisdiction in connection with the offer and sale of the ADSs by the Underwriters in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus; (B) such as have already been obtained or as may be required by the Financial Industry Regulatory Authority Inc. (“FINRA”); and (C) as have otherwise been obtained;

(o) Title to Property. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all real property and all other property and assets owned by them as are necessary to the conduct of the businesses of the Company and its Subsidiaries in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them in relation to the businesses of the Company and its Subsidiaries and except for such liens, encumbrances, charges, defects, claims, options or restrictions which, individually or in the aggregate, would not have a Material Adverse Effect;

(p) Compliance with Constitutive Documents, Contracts and Law. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (A) in violation of its respective constitutional documents, (B) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which any of the properties or assets of the Company or any of its Subsidiaries may be subject (and no event has occurred which, with the giving of notices or lapse of time or both, would constitute such default) or (C) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of (B) and (C) only, any defaults or violations which, individually and collectively, would not have a Material Adverse Effect;

EXECUTION VERSION

(q) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein, the issuance and sale of the Offered ADSs (including the deposit of any Ordinary Shares underlying the Offered ADSs with the Depositary and issuance of the ADRs evidencing the Offered ADSs) do not and will not result in (A) a violation of the respective constitutional documents of the Company or any of its Subsidiaries, (B) a violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (C) a violation of any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected;

(r) No Pending Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or could reasonably be expected to be a party or to which any property of the Company or any of its Subsidiaries is or could reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or, to the knowledge of the Company, threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Disclosure Package or the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus;

(s) Possession of Licenses and Permits. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, (i) the Company and its Subsidiaries possess, and are in compliance with the terms of, all licenses, certificates and authorizations (collectively, “Licenses”) issued by appropriate governmental agencies or bodies necessary or material to the conduct of the business of the Company and its Subsidiaries now operated by them or proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted by them, except for such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect; (ii) such Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Pre-Pricing Prospectus or the Prospectus; (iii) the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect; except for the non-renewal of any such License which non-renewal would have a Material Adverse Effect on the Company or any of its Subsidiaries, none of the Company or any of its Subsidiaries has any reason to believe that any such licenses will not be renewed in the ordinary course;

EXECUTION VERSION

(t) Absence of Labor Dispute; Compliance with Labor Law. Except as would not have a Material Adverse Effect, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is imminent;

(u) Possession of Intellectual Property. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business of the Company and its Subsidiaries now operated by them or presently employed by them. None of the Company or any of its Subsidiaries has received any notice or communication of infringement of or conflict with asserted rights of others with respect to any intellectual property rights of others that, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect;

(v) Accurate Disclosure. The statements set forth in the Prospectus under the sections headed (i) “Risk Factors,” “Enforceability of Civil Liabilities” and “Taxation,” insofar as they purport to describe provisions of the laws and documents referred to therein, and (ii) “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(w) Environmental Laws. Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or relating to the safety of employees in the workplace (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation or proceeding (“Proceeding”) relating to any environmental laws, which violation, contamination, liability or Proceeding would, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries is aware of any pending hearing or investigation which would lead to such a claim;

EXECUTION VERSION

(x) Insurance. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries maintain, or benefit from, insurance in such amounts and covering such risks as the Company and each subsidiary reasonably considers adequate for the conduct of the business of the Company and its Subsidiaries and as is customary for companies engaged in similar businesses in similar industries and in similar locations, all of which insurance is in full force and effect. There are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Company or any of its Subsidiaries has a reason to believe that such existing renewable insurance will not be able to be renewed as and when such coverage expires or replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect will not be able to be obtained;

(y) Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Disclosure Package and the Prospectus, including but not limited to those under the heading “Key Operating Data” in the “Summary Consolidated Financial Data” Section, are true and accurate in all material respects.

(z) Third-party Data. Any third-party statistical and market-related data included in the Registration Statement, Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(aa) Absence of Accounting Issues. The Company is not aware of any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor internal auditors have recommended that the board of directors review or investigate, adding to, deleting, changing the application of, or changing the Company’s disclosure in any material way with respect to, the Company’s material accounting policies;

(bb) No Transaction or Other Taxes. Other than taxes, imposts or duties that would not have been imposed but for a present or former connection between such Underwriters and the applicable jurisdiction, other than a connection arising solely from such Underwriter having executed, delivered or performed its obligations, or received a payment, under this Agreement, other than stamp duty levied at the rate of 0.2% over principal and interest recovered through court proceedings in Macau and applicable court fees, no taxes, imposts or duties of any nature (including, without limitation, stamp, issuance, transfer taxes or other similar taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Underwriters under the laws of Macau, the Cayman Islands, Hong Kong, or the United States in connection with (A) the execution, delivery, performance and admission in court proceedings of this Agreement and the Deposit Agreement, (B) the creation, allotment and issuance of the Offered ADSs, (C) the deposit with the Depositary of the Shares against the issuance of Offered ADSs and ADRs evidencing the Offered ADSs, (D) the sale and delivery of the Offered ADSs to or for the account of the Underwriters or purchasers procured by the Underwriters, and (E) the purchase, resale and delivery of the Offered ADSs by the Underwriters in the manner contemplated in the Registration Statement, Disclosure Package and the Prospectus; except that Cayman islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement in executed in or brought within the jurisdiction of the Cayman Islands;

EXECUTION VERSION

(cc) Tax Filings. Each of the Company and its Subsidiaries has filed on a timely basis all necessary tax returns, reports and filings (except where the failure to file would not have a Material Adverse Effect), and all such returns, reports or filings are true, correct and complete in all material aspects and are not the subject of any disputes with revenue or other authorities and to the Company’s knowledge there are no circumstances giving rise to, or which could give rise to, such disputes. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or its Subsidiaries is delinquent in the payment of any taxes due thereunder or has any knowledge of any tax deficiency which might be assessed against any of them, which, if so assessed, would have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with all of the requirements necessary to enjoy any material tax benefit, holiday, deduction or credit to which the Company or any Subsidiary is entitled;

(dd) Independent Accountants. Ernst & Young, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(ee) Financial Statements. The consolidated financial statements of the Company and its consolidated Subsidiaries, together with the applicable related notes present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries at the dates indicated and their consolidated statement of operations, shareholders’ equity and cash flows for the periods specified, and comply in all material respects with the applicable requirements of the Act and the Exchange Act. Such consolidated financial statements of the Company and its consolidated Subsidiaries have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein. Such data has been prepared in accordance with the applicable requirements of the Act and the Exchange Act and has been derived from the audited financial statements except where disclosed in the notes to such summary information and the other financial information included in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly, in all material respects, the information shown thereby;

EXECUTION VERSION

(ff) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the period covered by the latest financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, (A) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole and (B) neither the Company nor any of its Subsidiaries has (i) incurred, assumed or acquired any material liability (including contingent liability) or other material obligation except for any obligation incurred in the ordinary course of its business or in relation to any renovation, construction or development of properties owned or leased by the Company or its Subsidiaries, (ii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and its Subsidiaries taken as a whole, (iii) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matter identified in clauses (i) and (ii) above, or (iv) sustained any material loss or interference with its business from fire, explosion or other calamity that would not have a Material Adverse Effect, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change, nor any development or event that would have a Material Adverse Effect; except as disclosed in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, since the date of the period covered by the latest financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its authorized shares and there has been no material adverse change in the authorized shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries, taken as a whole;

(gg) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Registration Statement, the Disclosure Package and the Prospectus accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated Subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions where appropriate; the Company’s senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies; the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly describes (1) all material trends, demands, commitments, events, uncertainties and risks that the Company believes would materially affect liquidity and are reasonably likely to occur; and (2) all off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its Subsidiaries taken as a whole; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that would have a Material Adverse Effect;

EXECUTION VERSION

(hh) Payments of Dividends; Payments in Foreign Currency. Except as otherwise disclosed in the Registration Statement (including exhibits thereto), the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s authorized shares, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. Under the current laws of the Cayman Islands, any amounts payable with respect to the ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company or any of its Subsidiaries (i) may be paid by the Company in United States dollars and freely transferred out of the Cayman Islands, and (ii) no such payments made to the Depositary or the holders thereof or therein who are non-residents of the Cayman Islands, as applicable, will be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

(ii) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(jj) PFIC Status. Subject to the qualifications set forth in the Disclosure Package and the Prospectus, the Company does not expect to be a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future;

EXECUTION VERSION

(kk) Absence of Manipulation. None of the Company or the Subsidiaries, their respective affiliates or any person acting on its or their behalf, has taken or will take, directly or indirectly, any action for the purpose of stabilizing or manipulating the price of any security to facilitate the sale or resale of the ADSs in violation of any applicable law, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters, and provided further, however, that no representation is made in respect of Other Information;

(ll) Validity of Choice of Law. The agreement of the Company Parties to the choice of law provisions set forth in Section 13 of this Agreement will be recognized by the courts of the Cayman Islands and Hong Kong and are legal, valid and binding; the Company Parties can sue and be sued in their names under the laws of the Cayman Islands and Hong Kong; the irrevocable submission by the Company Parties to the jurisdiction of a New York court and the appointment of Cogency Global Inc., as their authorized agents for the purpose described in Section 14 of this Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 14 of this Agreement will be effective to confer valid personal jurisdiction over the Company Parties; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, a judgment obtained in a New York court arising out of or in relation to the obligations of the Company Parties under this Agreement would be enforceable against the Company Parties in the courts of the Cayman Islands, without further review of the merits;

(mm) Compliance with Anti-Bribery Laws. None of the Company, any of its Subsidiaries or any of their respective directors or officers, nor, to the knowledge of the Company, any of its affiliates, representatives, agents, employees or other person acting on behalf of and at the direction of the Company or any of its Subsidiaries has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made or will make any direct or indirect unlawful payment to any government official or employee from corporate funds; none of the Company, its Subsidiaries and any of their respective officers, directors, supervisors or managers, or to the knowledge of the Company, any of its affiliates, agents, employees or other person acting on behalf of and at the direction of the Company or any of its Subsidiaries, has violated any applicable anti-bribery law, rule or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the United States Foreign Corrupt Practices Act or any other applicable law, rule or regulation of similar purpose and scope, or any amendment thereto (collectively, the “Anti-Bribery Laws”); the Company and its Subsidiaries have instituted and maintain and will continue to maintain policies and procedures, or were and will continue to be subject to policies and procedures, designed to (i) ensure continued compliance with the Anti-Bribery Laws and (ii) detect the violations of Anti-Bribery Laws; none of the Company or its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Bribery Laws;

EXECUTION VERSION

(nn) Compliance with Money Laundering Laws. Each of the Company, its Subsidiaries and their respective officers, directors, supervisors, managers, and to the knowledge of the Company, each of their respective affiliates, agents, employees and other person acting on behalf, at the direction or in the interest of the Company or its Subsidiaries, has not violated, and the Company and its Subsidiaries operate and will continue to operate their businesses in compliance with all applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other applicable laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the U.S. Patriot Act, the U.S. Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended and as applicable, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any applicable orders or licenses issued thereunder (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(oo) Compliance with OFAC. None of the Company, its Subsidiaries, and their respective officers, directors, supervisors, managers, nor to the knowledge of the Company, any affiliate, agent, or employee or other person acting on behalf, at the direction or in the interest of the Company or its Subsidiaries is a Person that is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), or other relevant sanctions authority (collectively, “Sanctions”) (“Sanction Target”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”); none of the Company or any of its Subsidiaries has or intends to have any business operations or other dealings (i) in any Sanctioned Country, (ii) with any Specially Designated National (“SDN”) on OFAC’s SDN list or, to its knowledge, with a Sanction Target, and (iii) involving commodities or services of a Sanctioned Country origin or shipped to, through, or from a Sanctioned Country, or on Sanctioned Country owned or registered vessels or aircraft, or finance or subsidize any of the foregoing exceeding 5% aggregated in comparison to the Company or any of its Subsidiaries’ total assets or revenues; the Company and its Subsidiaries have instituted and maintain policies and procedures, or were and will continue to be subject to policies and procedures, designed to prevent sanctions violations (by the Company and its Subsidiaries and by persons associated with the Company and its Subsidiaries); none of the Company or its Subsidiaries knows or has reason to believe that any of them are or may become subject of sanctions-related investigations or juridical proceedings; for the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

EXECUTION VERSION

The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(pp) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed by the Company with a reasonable basis and in good faith;

(qq) No Immunity. None of the Company nor any of its respective properties has any right of immunity from jurisdiction or suit of any court or from set-off or from any legal process or remedy (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Cayman Islands, Hong Kong, Macau and the State of New York;

(rr) No Liabilities. Except for any obligation incurred in the ordinary course of its business or in relation to any renovation, construction or development of properties owned or leased by the Company or its Subsidiaries, there are (i) no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) no existing situations or set of circumstances that would reasonably be expected to result in such a liability, other than (x) liabilities set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, or (y) other undisclosed liabilities which would not, individually or in the aggregate, have a Material Adverse Effect;

(ss) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act;

(tt) Termination of Contracts. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement except for such termination that would not, individually or in the aggregate, have a Material Adverse Effect, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

EXECUTION VERSION

(uu) Internal Controls. The Company maintains a system of internal controls over accounting matters that is effective to perform the functions for which they were established and provide reasonable assurances that (i) material information relating to the Company is made known to the Property President and the Property Chief Financial Officer by others within those entities; (ii) transactions are executed in accordance with management’s general or specific authorizations; (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iv) access to assets is permitted only in accordance with management’s general or specific authorization; and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences in accordance with management’s general and specific authorization. The Board of Directors of the Company have not identified any: (i) “significant deficiencies” or “material weakness” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (ii) fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(vv) No Finder’s Fee. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(ww) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

EXECUTION VERSION

(xx) Enforceability of Judgment. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement. The courts of Cayman Islands would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York; provided that (i) such courts of Cayman Islands had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands;

(yy) Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, the Disclosure Package and the Prospectus

(zz) Tax Residence. Neither Company Party is a resident for tax purposes in Macau and payments of dividends and other distributions by the Company Parties will not be subject to withholding or other taxes under the laws and regulations of Macau.

5. Certain Covenants of the Company.

(a) The Company agrees to furnish to you, without charge, six copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(g) below, as many copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request;

(b) The Company agrees to furnish such information as may be required and otherwise to cooperate in qualifying the Offered ADSs for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered ADSs; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered ADSs); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered ADSs for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

EXECUTION VERSION

(c) The Company agrees before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule;

(d) The Company agrees to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object;

(e) The Company agrees not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(f) If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Offered ADSs may be sold, the Company will use its commercially reasonable efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and the Company will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(g) The Company agrees to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

EXECUTION VERSION

(h) If the Disclosure Package is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, the Company agrees to file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law;

(i) The Company agrees to advise the Representatives promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Representatives promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(k) and Section 10 hereof, to prepare and furnish, at the Company’s expense, to the Representatives promptly such amendments or supplements that is not Underwriters’ Information to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(j) The Company agrees to make generally available to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of twelve-month period;

(k) If requested by you, the Company agrees to furnish to you as early as practicable prior to the time of purchase of the Offered ADSs but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 7(c) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR, or (ii) if the Company ceases to be subject to reporting obligation under the Exchange Act;

EXECUTION VERSION

(l) The Company agrees to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act with respect to the sale of ADSs pursuant hereto; not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(m) Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Deutsche Bank Securities Inc., the designated representative of the Underwriters (the “Designated Representative”), each of the Company Parties agrees not to (i) offer, sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Offered ADSs or any other securities of the Company Parties that are substantially similar to the Offered ADSs, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Offered ADSs or any other securities of the Company Parties that are substantially similar to the Offered ADSs, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Offered ADSs or any other securities of the Company Parties that are substantially similar to the Offered ADSs, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Offered ADSs or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale and the offer and sale of the Offered ADSs as contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus, (B) the private placement of any Ordinary Shares in connection with the Assured Entitlement Distribution as contemplated by the Subscription Agreement dated October 17, 2018 by and between the Company and Melco International Development Limited, a Cayman Islands corporation, (C) any transactions described in the Prospectus under the section headed “Corporate History and Organizational Structure,” including amending and restating of the memorandum of association and articles of association to, among other things, authorize the Class A ordinary shares and the Class B ordinary shares and re-classify all of MCE Cotai’s equity interest into Class A ordinary shares, as well as issuance of any Ordinary Shares to New Cotai LLC when it exercises its right to exchange any of its participation interest in MSC Cotai and (D) any other transactions or issuances covered by a registration statement on Form S-8, including amendments thereto;

EXECUTION VERSION

(n) The Company agrees, prior to the time of purchase, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Offered ADSs, and to issue no such press release or communications or hold such press conference without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(o) The Company agrees not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any the Offered ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered ADSs, in each case other than the Prospectus;

(p) The Company agrees not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(q) The Company agrees to indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, capital, transfer, income, capital gains or other similar taxes or duties (other than any taxes (i) that would not have been imposed but for the failure of the Underwriter to comply with any certification, identification, or other reporting requirement concerning the nationality, residence, identity or connection with a taxing jurisdiction if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, provided that such compliance would not be materially more onerous than completing a U.S. Internal Revenue Service Form W-9 or (ii) that would not have been imposed but for a present or former connection between such Underwriters and the applicable jurisdiction, other than a connection arising solely from such Underwriter having executed, delivered or performed its obligations, or received a payment, under this Agreement), including any interest or penalties, that is payable in connection with (i) the execution, delivery, consummation, performance and enforcement of this Agreement, (ii) the creation, allotment and issuance of the ADSs, (iii) the sale and delivery of the ADSs to or for the account of the Underwriters or purchasers procured by the Underwriters, or (iv) the initial resale and delivery of the ADSs by the Underwriters in the manner contemplated herein;

EXECUTION VERSION

(r) The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares;

(s) The Company agrees to comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date;

(t) To the extent that the Company or its Subsidiaries and or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement and Section 7.6 of the Deposit Agreement;

(u) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes, duties, levies, imposts, fees, assessments or other charges whatsoever, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made;

(v) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax; and

EXECUTION VERSION

(w) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the performance of the Company Parties’ obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered ADSs under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the F-6 Registration Statement, each Pre-Pricing Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Company, the Underwriters and any dealers (including costs of mailing and shipment), (ii) all costs and expenses related to the registration, issue, sale, transfer and delivery of the Offered ADSs, including any stock, transfer and stamp taxes or duties payable thereon, (iii) all costs and expenses related to the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Company and the Underwriters and (except closing documents) any dealers (including costs of mailing and shipment), (iv) up to US$1.5 million in legal fees of counsel for the Underwriters, (v) all costs and expenses related to the qualification of the Offered ADSs for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Company but excluding, for the avoidance of doubts, any legal fees, filing fees or other disbursements of counsel of the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to the dealers, (vi) all costs and expenses related to any listing of the Offered ADSs on any securities exchange or qualification of the Offered ADSs for quotation on the NYSE and any registration thereof under the Exchange Act, (vii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Offered ADSs and all costs and expenses incident to listing the Offered ADSs on the NYSE, (viii) the cost of printing certificates representing the Offered ADSs, (ix) the costs and charges of any transfer agent, registrar or depositary, the fees and disbursements of any transfer agent, depositary or registrar for the Offered ADSs, (x) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered ADSs to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (xi) the performance of the Company’s other obligations hereunder; provided that, for the avoidance of doubt, (A) the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and (B) the Company shall not be required to compensate the Underwriters for any taxes levied solely in respect of profits earned by them resulting from the transactions contemplated hereby;

6. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company Parties to comply with the terms of this Agreement, or if for any reason the Company Parties shall be unable to perform their respective obligations under this Agreement (provided that the occurrence of any event under Section 8 or the failure to satisfy the conditions under Sections 7(a) through (g) inclusive, Section 7(j)(i) and Sections 7(l) and 7(n) inclusive, shall not be deemed as any refusal, inability or failure on the part of the Company; provided, further, that in the case of Section 8(1) and Section 7(j)(i), the occurrence of any such event is not attributable to any fault on the part of the Company), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

EXECUTION VERSION

7. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company Parties and on the date hereof, at the time of purchase, the performance by the Company Parties of their respective obligations hereunder and to the following additional conditions precedent:

(a) You shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion and negative assurance letter of Kirkland & Ellis LLP, U.S. counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives.

(b) You shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Walkers, Cayman Islands counsel for the Company, and an opinion of Walkers, British Virgin Islands counsel for MSC Cotai addressed to the Representatives, and dated the Closing Date or the Option Closing Date, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives.

(c) You shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Manuela António Lawyers and Notaries, Macau counsel for the Company, addressed to the Representatives, and dated the Closing Date or the Option Closing Date, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives.

(d) You shall have received from Ernst & Young, independent registered public accountants, letters dated, respectively, the date of the Prospectus, the Closing Date and the Option Closing Date, as the case may be, and addressed to the Representatives (with executed copies for each Representatives) in the forms satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days preceding the date hereof.

(e) You shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives;

(f) You shall have received on the Closing Date or the Option Closing Date, as the case may be an opinion of Henrique Saldanha, Advogados & Notários, Macau counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives;

EXECUTION VERSION

(g) You shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion of White & Case LLP, counsel for the Depositary, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(i) The Registration Statement and any registration statement required to be filed, prior to the sale of the Offered ADSs, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(j) Prior to and at the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or, together with the Disclosure Package including the then most recent Pre-Pricing Prospectus, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k) The Company shall have furnished to you, on the Closing Date and each Option Closing date, as the case may be, a certificate of its Property President or its Property Chief Financial Officer in the form attached as Exhibit B hereto.

(l) You shall have received the signed Lock-Up Agreements in the form attached as Exhibit A hereto from each of the parties listed in Schedule D attached hereto, and the Lock-Up Agreements shall be in full force and effect at the time of purchase. If any additional persons shall become directors or executive officers of the Company and acquire or are granted ADSs or any other securities of the Company Parties that are substantially similar to the ADSs, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase such securities prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive director of the Company, to execute and deliver to the Designated Representative a Lock-up Agreement.

EXECUTION VERSION

(m) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase, as you may reasonably request.

(n) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(o) The Company’s Property Chief Financial Officer shall have furnished to you, on the date of the Prospectus, the Closing Date and each Option Closing date, as the case may be, a certificate dated the date of the time of purchase, substantially as set forth in Exhibit C hereto.

(p) At least one business day prior to the applicable time of purchase, all instruction letters required to be delivered to the transfer agent, Registrar and the Depositary by the Company to effect closing of the transaction contemplated hereunder, in form and substance satisfactory to the Representatives.

(q) At the Closing Date, the Offered ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters, if (1) since the time of execution of this Agreement, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (D) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (E) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (F) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (E) or (F), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Offered ADSs on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

EXECUTION VERSION

If the Representatives elect to terminate this Agreement as provided in this Section 7(q), the Company shall be notified promptly in writing.

If the sale to the Underwriters of the Offered ADSs, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(v) and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Defaulting Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule A bears to the aggregate number of Firm ADSs set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to you (excluding any defaulting Underwriter) and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pre-Pricing Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional ADSs and the aggregate number of Optional ADSs with respect to which such default occurs is more than one tenth of the aggregate number of Optional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Optional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Optional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

EXECUTION VERSION

10. Indemnity and Contribution.

(a) The Company Parties jointly and severally agree to indemnify, defend and hold harmless (on an after-tax basis) each Underwriter and any “affiliates” (within the meaning of Rule 405 under the Act) of any such Underwriter, their respective partners, directors, officers, employees and members and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the F-6 Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in Other Information or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Pre-Pricing Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to any such document, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in Other Information or arises out of or is based upon any omission or alleged omission to state a material fact in any such document in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

EXECUTION VERSION

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company Parties, their respective directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Company expressly for use in, any Prospectus or any Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in any such document in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

EXECUTION VERSION

(c) If any action, suit or proceeding (including any governmental investigation) (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses reasonably incurred related to such Proceeding or reasonably incurred in connection with such indemnified party’s enforcement of subsection of (a) or (b), respectively, of this Section 10; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party unless such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) the named parties to any such Proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel reasonably incurred by the indemnified parties shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

EXECUTION VERSION

(d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the sale of the Offered ADSs, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Parties and the Underwriters in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company Parties and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Offered ADSs issued in respect of the ADSs. The relative fault of the Company Parties and the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10(d) are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the purchase price at which the Offered ADSs underwritten by such Underwriter and distributed to the public were purchased by such Underwriter pursuant to Section 1 exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

EXECUTION VERSION

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or their respective partners, agents, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Offered ADSs to be sold pursuant hereto. The Company Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company Parties, against any of their respective officers or directors in connection with the issuance and sale of the Offered ADSs, or in connection with the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

11. Information Furnished by the Underwriters. The names of the Underwriters set forth on the cover page and the “Underwriting” section of the Prospectus and the concession and reallowance figures or to stabilization activities appearing in the fifth and twelfth paragraphs in the “Underwriting” section of the Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 4 and 10 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Representatives, shall be sufficient in all respects if delivered or sent to:

Attn: Equity Capital Markets – Syndicate Desk

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005, United States

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010, United States

EXECUTION VERSION

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA England

And if to the Company Parties shall be sufficient in all respects if delivered or sent to:

Attn: Company Secretary

Studio City International Holdings Limited

36 Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

13. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between Morgan Stanley & Co. International plc (“MSIP”) and other parties hereto, each of such other parties acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(A). the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of MSIP to the other parties hereto under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(a) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(b) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of MSIP or another person, and the issue to or conferral on such other parties hereto of such shares, securities or obligations;

(c) the cancellation of the BRRD Liability;

(d) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(B). the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 13:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

EXECUTION VERSION

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to MSIP.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. The Company Parties hereby irrevocably designate Cogency Global Inc., as agent upon whom process against the Company Parties may be served. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company Parties consent to the personal jurisdiction of such courts. Each Underwriter and the Company Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) is not an individual, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company Parties and may be enforced in any other courts to the jurisdiction of which each of the Company Parties is or may be subject, by suit upon such judgment.

16. Judgment Currency. The obligations of Company Parties in respect of any sum due by each of it to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company Parties agree, each as separate obligations and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company Parties, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

EXECUTION VERSION

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company Parties and to the extent provided in Section 10 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. The Company Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company Parties, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company Parties hereby confirm their understanding and agreement to that effect. The Company Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company Parties. The Company Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company Parties, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Company Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

EXECUTION VERSION

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company Parties and their successors and assigns and any successor or assign of any substantial portion of the Company Parties’ and any of the Underwriters’ respective businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Company Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company Parties and the Underwriters, severally.

Agreed and accepted, as of the date first written above,

STUDIO CITY INTERNATIONAL
HOLDINGS LIMITED

By:	/s/ WINKLER, Evan Andrew
Name: WINKLER, Evan Andrew
Title: Director

[Signature Page to Underwriting Agreement]

MSC COTAI LIMITED

By:	/s/ CHEUNG, Stephanie
Name: CHEUNG, Stephanie
Title: Director

[Signature Page to Underwriting Agreement]

By: DEUTSCHE BANK SECURITIES INC.

By:	/s/ Frank Windels
Name: Frank Windels
Title: Managing Director

By:	/s/ Mark Schwartz
Name: Mark Schwartz
Title: Managing Director

[Signature Page to Underwriting Agreement]

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Teddy Swigert
Name: Teddy Swigert
Title: Director

[Signature Page to Underwriting Agreement]

By: MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Robin Zhao
Name: Robin Zhao
Title: Executive Director

[Signature Page to Underwriting Agreement]

EXECUTION VERSION

SCHEDULE A

Underwriter	Number of Sponsor Firm ADSs	Number of Public Firm ADSs	Total Number of Firm ADSs
DEUTSCHE BANK SECURITIES INC.	14,163,944	1,773,958	15,937,902
CREDIT SUISSE SECURITIES (USA) LLC	6,387,500	800,000	7,187,500
MORGAN STANLEY & CO. INTERNATIONAL PLC	3,832,500	480,000	4,312,500

BANK OF COMMUNICATIONS CO., LTD. MACAU BRANCH	583,028	73,021	656,049

ICBC (MACAU) CAPITAL LIMITED	583,028	73,021	656,049

Total	25,550,000	3,200,000	28,750,000

Sched. A-1

EXECUTION VERSION

SCHEDULE B

Permitted Free Writing Prospectuses

The issuer free writing prospectus filed by the Company with the Commission on October 16, 2018 (File No. 333-227232)

Permitted Exempt Written Communications

None.

Purchase Price

Sponsor Firm ADSs: $12.5 per ADS

Public Firm ADSs: $11.625 per ADS

Optional ADSs: $12.5 per ADS

Pricing Information Provided Orally by Underwriters

Public Offering Price: $12.5 per ADS

Sched. B-1

EXECUTION VERSION

SCHEDULE C

SUBSIDIARIES OF THE COMPANY

Name		Place of Incorporation
1.	MSC Cotai Limited	BVI
2.	Studio City Holdings Limited	BVI
3.	Studio City Finance Limited	BVI
4.	Studio City Investments Limited	BVI
5.	Studio City Company Limited	BVI
6.	Studio City Holdings Two Limited	BVI
7.	Studio City Holdings Three Limited	BVI
8.	Studio City Holdings Four Limited	BVI
9.	Studio City Holdings Five Limited	BVI
10.	SCP Holdings Limited	BVI
11.	SCIP Holdings Limited	BVI
12.	SCP One Limited	BVI
13.	SCP Two Limited	BVI
14.	Studio City (HK) Limited	HK
15.	Studio City (HK) Two Limited	HK
16.	Studio City (HK) Three Limited	HK
17.	Studio City Services Limited	Macau
18.	Studio City Ventures Limited	Macau
19.	Studio City Entertainment Limited	Macau
20.	Studio City Hotels Limited	Macau
21.	Studio City Hospitality and Services Limited	Macau
22.	Studio City Retail Services Limited	Macau
23.	Studio City Developments Limited	Macau

Sched. C-1

EXECUTION VERSION

SCHEDULE D

List of Locked-Up Parties

Ordinary Shareholders of the Company:

1.	MCE Cotai Investments Limited	Cayman Islands
2.	New Cotai, LLC	USA

Sched. D-1

EXECUTION VERSION

EXHIBIT A

Form Lock-Up Agreement

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005, United States

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010, United States

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA England

Together with the other Underwriters

Named in Schedule A to the Underwriting Agreement

referred to herein

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Studio City International Holdings Limited, a Cayman Islands corporation (the “Company”), MSC Cotai Limited (together with the Company, the “Company Parties”) and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Public Offering”) by the Company to the Underwriters of an aggregate of 28,750,000 American Depositary Shares (“ADSs”), each representing four Class A ordinary shares, par value US$.0001 per share, of the Company (each an “Ordinary Share”). The 28,750,000 ADSs to be sold by the Company are collectively called the “Firm ADSs”. In addition, the Company has granted to the Underwriters an option to purchase up to an additional 4,312,500 ADSs. The additional 4,312,500 ADSs to be sold by the Company pursuant to such option are collectively called the “Optional ADSs”. The Firm ADSs and, if and to the extent such option is exercised, the Optional ADSs are collectively called the “Offered ADSs.” Unless otherwise defined, capitalized terms used herein shall have the definitions set forth in the Underwriting Agreement.

Ex. A-1

EXECUTION VERSION

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the prospectus relating to the Offering, the undersigned will not, without the prior written consent of Deutsche Bank Securities Inc., the designated representative of the Underwriters (the “Designated Representative”), (i) offer, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any ADSs or the underlying shares or any other securities of the Company Parties that are substantially similar to ADSs or the underlying shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (including without limitation, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission) (collectively, the “Locked-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or the underlying shares, any other securities of the Company Parties that are substantially similar to ADS or the underlying shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADS or the underlying shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The Underwriters confirm that each holder who holds an equity interest in the Company at the time immediately prior to the listing of the Offered ADSs has entered into a lock-up agreement on terms substantially similar to those contained herein.

The foregoing paragraph shall not apply to (a) the registration of the offer and sale of ADSs or the underlying shares as contemplated by the Underwriting Agreement and the sale of the ADSs or the underlying shares to the Underwriters in the Offering, (b) bona fide gifts, (c) dispositions to any trust or other legal entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (d) direct or indirect transfers to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or to partners, members or shareholders of the undersigned, (e) transfers by will or intestate succession upon the death of the undersigned, (f) transfers by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement, (g) transfers by surrender or forfeiture of ADSs or the underlying shares or other securities of the Company to the Company to satisfy tax withholding obligations upon exercise or vesting, (h) transactions relating to shares of ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of ADSs or other securities acquired in such open market transactions, or (i) exchanges of Participation Interest (as defined in the Participation Agreement by and among the Company Parties and New Cotai, LLC (the “Participation Agreement”)) for Ordinary Shares (and the cancellation of a corresponding number of Class B ordinary shares) pursuant to the Participation Agreement, provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee or transferee shall sign and deliver a lock up letter substantially in the form of this Lock-Up Agreement with a lock-up period that terminates no later than the expiration date of the Lock-Up Period and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Offered ADSs, shall be required or shall be voluntarily made during the Lock-Up Period. Also, this Lock-Up Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Shares, provided that (i) such plan does not provide for the transfer of ADSs or Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

Ex. A-2

EXECUTION VERSION

The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Designated Representative, make any demand for, or exercise any right with respect to, the registration of ADS or any securities convertible into or exercisable or exchangeable for Offered ADS, or warrants or other rights to purchase ADS or any such securities that would result in a public filing under the Exchange Act or the Securities Act during the Lock-Up Period.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to the Offered ADS or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to the Offered ADS or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities, in each case, except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Underwriters agree that, at least five business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Offered ADSs, the Designated Representative will notify the Company of the impending release or waiver, and (ii) the Company agrees in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Ex. A-3

EXECUTION VERSION

The undersigned understands that the Company Parties and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company Parties and the Underwriters.

If the Designated Representative grants any discretionary waiver, release or termination of any of the restrictions (each, a “Lock-Up Waiver”) applicable to any party subject to a lock-up agreement, other than the Company (each, a “Lock-Up Party”) then a substantively identical Lock-Up Waiver shall be deemed to apply to the undersigned’s Locked-Up Shares on a pro rata basis based on the portion of the Lock-Up Parties’ Locked-Up Shares that were granted the Lock-Up Waiver; provided that such pro rata waiver, release or termination shall be in the same manner and on the same terms (including with respect to any conditions or provisos that apply to such waiver or termination) from such restriction.

*    *    *

Upon the earlier of (i) the Company notifying you in writing that it does not intend to proceed with the Public Offering, (ii) the withdrawal of the registration statement filed with the Commission with respect to the Public Offering, (iii) the termination of the Underwriting Agreement for any reason prior to the Closing Date (as defined in the Underwriting Agreement), and (iv) the occurrence of an IPO Cut-off Date (as defined in the Implementation Agreement, dated as of September 6, 2018, by and among the Company, MCE Cotai Investments Limited, Melco Resorts & Entertainment Limited and New Cotai, LLC), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Ex. A-4

EXECUTION VERSION

FORM OF WAIVER OF LOCK-UP

_____________, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Studio City International Holdings Limited (the “Company”) of          ordinary shares $     par value, of the Company and the lock-up letter dated         , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20    , with respect to         Class A ordinary shares (the “Shares”).

[•] hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective         , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[•]
Acting severally on behalf of themselves and the several Underwriters named in Schedule I attached hereto

By:
Name:
Title:

cc: Company

Ex. A-5

EXECUTION VERSION

FORM OF PRESS RELEASE

Studio City International Holdings Limited

[Date]

Studio City International Holdings Limited (the “Company”) announced today that Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, the underwriters in the Company’s public sale of         American Depositary Shares representing         Class A ordinary shares is [waiving][releasing] a lock-up restriction with respect to         ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on         , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex. A-6

EXECUTION VERSION

EXHIBIT B

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

Officers’ Certificate

[•], 2018

The undersigned, [INSERT NAME], [INSERT POSITION] of Studio City International Holdings Limited, a Cayman Islands corporation (the “Company”), does hereby certify pursuant to Section 7(k) of that certain Underwriting Agreement dated October 17, 2018 (the “Underwriting Agreement”) among the Company, MSC Cotai Limited (together with the Company, the “Company Parties”) and Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, as the representatives of the several underwriters named therein, that:

1. He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2. The representations and warranties of the Company Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. Each of the Company Parties has complied in all material respects with all agreements and satisfied all of the conditions contained in the Underwriting Agreement that are required to be performed or satisfied at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Ex. B-1

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this day of             , 2018.

By:
Name:
Title:

Ex. B-2

EXECUTION VERSION

EXHIBIT C

FORM OF CERTIFICATE OF PROPERTY CHIEF FINANCIAL OFFICER

[•], 2018

I, Timothy Nauss, acting in my capacity as the Property Chief Financial Officer of Studio City International Holdings Limited, a Cayman Islands company (the “Company”), not individually, have been asked to deliver this certificate to Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. International plc, as underwriters (the “Underwriters”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated October 17, 2018, by and among the Company, MSC Cotai Limited and the Underwriters named in the Underwriting Agreement.

I am providing this certificate in connection with the sale by the Company of an aggregate of 28,750,000 American Depositary Shares (“ADSs”), each representing four ordinary shares, par value US$.0001 per share, of the Company (the “Firm ADSs”) of the Company pursuant to a registration statement on Form F-1, filed with the United States Securities and Exchange Commission (the “Registration Statement”) as described in the preliminary prospectus dated October 9, 2018 contained therein (the “Preliminary Prospectus”) and the final prospectus dated October 17, 2018 (the “Final Prospectus”).

I or members of my staff under my supervision who are responsible for the Company’s financial accounting and operational matters have carried out procedures as I have deemed appropriate to provide reasonable assurance that the circled data (“Company Data”) included in the attached Exhibit A, which are included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, are consistent with the records of the Company. I am familiar with the processes by which the Company has generated and compiled the Company Data, and, where I deemed appropriate, have consulted with those employees of the Company responsible for generating and compiling the Company Data. Nothing has come to my attention that has caused me to believe that the Company Data were not and are not, at the date of the Prospectus and the Applicable Time (both as defined in the Underwriting Agreement), and, as of the data hereof, are not true or accurate in all material respects consistent with the records of the Company.

This certificate is being furnished to the Underwriters, relating to the public offering of the Firm ADSs, solely to assist it in conducting their investigation of the Company and its subsidiaries in connection with the public offering of the Firm ADSs. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company other than in connection with any matter arising out of such review.

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Ex. B-1

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:	/s/ Timothy Nauss
	Name:	Timothy Nauss
	Title:	Property Chief Financial Officer

Ex. B-2